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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 4 to Registration Statement No. 333-152700 of our report dated February 28, 2011 (August 3, 2011 as to Notes 8 and 9), relating to the consolidated financial statements of Tree.com, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Charlotte, North Carolina
August 3, 2011

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  Exhibit 23.1